THE AAL MUTUAL FUNDS
                    The AAL Large Company Index Fund Specimen
                          (Specimen stock certificate)



                              THE AAL MUTUAL FUNDS
                       The AAL Mid Cap Index Fund Specimen
                          (Specimen stock certificate)



                              THE AAL MUTUAL FUNDS
                        The AAL Bond Index Fund Specimen
                          (Specimen stock certificate)